UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 6, 2016

Meta Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 South Broadband Lane, Sioux Falls, SD 57108
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (605) 782-1767

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, Mr. Rodney G. Muilenburg notified the Board of Directors (the “Board”) of Meta Financial Group, Inc. (the “Company”) that he intends to retire from the Board and would not stand for re-election as a director at the at the end of his current term which expires as of the date of the Company’s 2017 Annual Meeting of Stockholders. Mr. Muilenburg’s decision not to stand for re-election was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

For additional information regarding Mr. Muilenburg’s decision not to stand for re-election to the Board, please see the Company’s press release, dated December 8, 2016, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

   (d)  Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated December 8, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

By:	/s/ Glen W. Herrick
Glen W. Herrick
Executive Vice President, Chief Financial Officer and Secretary

Date:  December 8, 2016

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